================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ETEC SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                    [LOGO]

                              ETEC SYSTEMS, INC.
                            26460 CORPORATE AVENUE
                               HAYWARD, CA 94545
                                (510) 783-9210

                               NOVEMBER 4, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Etec Systems, Inc., which will be held on Tuesday, December 8, 1998, at 2:00 p.m., Pacific Standard Time (PST), at the Company's offices located at 26460 Corporate Avenue, Building 4, Hayward, California 94545.

  The formal Notice of the Annual Meeting and the Proxy Statement are included with this invitation.

  After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Morrow & Co., Inc., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD BY MAIL, PROVIDE A PROXY OVER THE INTERNET OR BY TELEPHONE, OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Company's 1998 Annual Report to Stockholders is also enclosed.

  The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ STEPHEN E. COOPER

                                          Stephen E. Cooper
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                              ETEC SYSTEMS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 8, 1998

                               ----------------

To the Stockholders of Etec Systems, Inc.:

  The Annual Meeting of Stockholders of Etec Systems, Inc., a Nevada corporation (the "Company"), will be held on Tuesday, December 8, 1998, at 2:00 p.m. Pacific Standard Time (PST), at the Company's principal executive offices located at 26460 Corporate Avenue, Building 4, Hayward, California, 94545, for the following purposes:

    1. To elect eight directors;

    2. To approve an amendment to the 1995 Omnibus Incentive Plan to increase the number of available shares by 1,000,000;

    3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and,

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

  Stockholders of record as of the close of business on October 16, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD BY MAIL OR PROVIDE A PROXY OVER THE INTERNET OR BY TELEPHONE. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND THE MEETING OR TO VOTE IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ W. RUSSELL WAYMAN

                                          W. Russell Wayman
                                          Secretary

Hayward, California
November 4, 1998

                              ETEC SYSTEMS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Etec Systems, Inc., a Nevada corporation (the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders, to be held at the Company's principal executive offices located at 26460 Corporate Avenue, Hayward, California, 94545, on Tuesday, December 8, 1998, at 2:00 p.m., Pacific Standard Time (PST), and any adjournment thereof (the "Annual Meeting").

  The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may also be provided electronically or telephonically by following the instructions printed on the proxy card. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. The Company's transfer agent, which is tabulating votes with respect to the Annual Meeting, will count the last vote received from a stockholder, whether by telephone, proxy card, electronically through the Internet, or by ballot at the meeting in person. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of a proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement, FOR approval of Proposals 2 and 3 described in the Notice of Annual Meeting and in this Proxy Statement, and in the discretion of the proxyholders as to any other matter that is properly brought before the Annual Meeting.

  Stockholders of record at the close of business on October 16, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,154,294 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

  Directors are elected by a plurality vote. There is no cumulative voting in the election of directors. The other matters submitted for stockholder approval at this Annual Meeting require that the number of votes cast in favor of the matter exceed the number of votes cast against the matter. Abstentions with respect to any matter are, under Nevada law, counted for quorum purposes but do not affect the outcome of the vote. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but will not affect the outcome of the vote.

  The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $5,000.

  This Proxy Statement and the accompanying form of proxy are being mailed to stockholders, together with the 1998 Annual Report to Stockholders, on or about November 4, 1998.

                                   IMPORTANT

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of the Record Date, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's executive officers named in the Summary Compensation Table, (collectively the "Named Officers") (ii) each of the Company's directors,
(iii) all current directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                      SHARES       PERCENTAGE
                                                   BENEFICIALLY   BENEFICIALLY
                                                     OWNED(1)     OWNED(1)(2)
                                                   ------------   ------------
J. & W. Seligman & Co. ...........................  2,296,500(3)     10.9 %
Capital Guardian Trust Company....................  2,061,700(4)      9.75%
Fidelity Management Research......................  1,400,900(5)      6.62%
West Highland Capital Inc.........................  1,250,000(6)      5.91%
William D. Cole(7)................................     27,005            *
Stephen E. Cooper(7)..............................    146,594            *
Edward L. Gelbach(7)..............................     27,000            *
Mark A. Gesley(7).................................     31,214            *
John McBennett(7).................................     11,000            *
William J. Ryan(7)................................      4,000            *
William T. Siegle(7)..............................      4,000            *
Takeshi (John) Suzuki(7)..........................     27,083            *
Thomas M. Trent(7)................................     14,000            *
Paul A. Warkentin(7)..............................     57,678            *
Robert L. Wehrli(7)...............................     12,000            *
All current directors and executive officers as a
 group (11 persons)(7)............................    361,574         1.78%

--------
 * Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the Named Officers and Directors have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares that such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) As reported in Schedule 13G/A dated April 30, 1998 filed by J. & W. Seligman & Co. Incorporated ("JWS"). JWS, as an investment adviser for Seligman Communications and Information Fund, Inc. (the "Fund"), may be deemed to beneficially own the 2,000,000 shares separately reported by the Fund. Accordingly, the shares reported herein by JWS include those shares separately reported by the Fund. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may be deemed to beneficially own the shares reported herein by JWS.

(4) As reported in Schedule 13G dated December 31, 1997, filed by Capital Guardian Trust Company ("CGTC") as to 1,832,300 shares, Capital International, Inc. ("CII") as to 162,900 shares, Capital International Limited ("CIL") as to 36,500 shares, and Capital International S.A. ("CISA") as to 30,000 shares. CGTC, CII, CIL, and CISA are affiliated entities; however, they disclaim membership in a group for all purposes other than making the joint filing.

(5) As reported in Schedule 13G dated September 10, 1998 by FMR Corp. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of

   FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,400,000 shares of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,400,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. Fidelity International Limited is the beneficial owner of 900 shares of the common stock of the Company.

(6) As reported in Schedule 13G dated July 13, 1998, filed by West Highland Capital, Inc. ("WHC"). Lang H. Gerhard is the sole shareholder of WHC.

(7) Includes shares issuable upon exercise of options within 60 days of the Record Date. For the Named Officers and Directors, the amounts are as follows: Mr. Cole, 21,500; Mr. Cooper, 55,143; Mr. Gelbach, 17,000; Mr. Gesley, 25,500; Mr. McBennett, 11,000; Mr. Ryan, 4,000; Mr. Siegle, 4,000;
    Mr. Suzuki, 13,750; Mr. Trent, 6,000; Mr. Warkentin, 23,750; Mr. Wehrli, 12,000; and all executive officers and directors as a group (11 persons) 193,643.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

  A total of eight directors are to be elected at the Annual Meeting, each to serve for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Each of the Company's nominees is currently serving as a director of the Company.

  The names of the nominees, their ages as of the Record Date and certain information about them are set forth below:

                                      PRINCIPAL OCCUPATION
          NOMINEES           AGE   DURING THE LAST FIVE YEARS     DIRECTOR SINCE
          --------           --- ------------------------------   --------------
 Mr. Stephen E. Cooper......  52 Chairman of the Board since           1993
                                 April 1995, President since
                                 January 1993 and Chief
                                 Executive Officer of the
                                 Company since July 1993. Mr.
                                 Cooper served as Chief
                                 Operating Officer from January
                                 1993 until July 1993. Mr.
                                 Cooper is also a Director of
                                 Vivid Semiconductor.
 Mr. Takeshi (John) Suzuki..  60 President and director of Etec        1994
                                 Japan, a subsidiary of the
                                 Company, since May 1990.
 Mr. Edward L. Gelbach......  67 Private investor for more than        1995
                                 the past five years.
                                 Mr. Gelbach is also a director
                                 of Richey Electronics, Inc.
                                 and Bell Microproducts.
 Mr. John McBennett (1).....  60 Vice President, Internal Audit        1994
                                 of Perkin-Elmer, a
                                 manufacturer of analytical
                                 instrumentation, since 1977.
 Mr. William J. Ryan (1)....  59 Co-founder, Executive Vice            1997
                                 President, Operations and
                                 director of Angstrom
                                 Technologies, Inc., a
                                 manufacturer of electro-
                                 optical scanners, since 1994.
                                 Mr. Ryan was Vice President,
                                 Operations of SVG Lithography
                                 Systems, Inc., a semiconductor
                                 equipment company, from 1992
                                 to 1994.
 Mr. William T. Siegle (2)..  59 Senior Vice President for             1997
                                 Technology Development and
                                 Chief Scientist of Advanced
                                 Micro Devices, Inc., a
                                 semiconductor manufacturer,
                                 since 1990.
 Mr. Thomas M. Trent (2)....  53 Currently retired. From 1986          1994
                                 through 1996, Mr. Trent was a
                                 Vice President of Micron
                                 Technology, Inc., a
                                 semiconductor manufacturer.
 Mr. Robert M. Wehrli (2)...  76 Owner and Chief Executive             1995
                                 Officer of Chronometry, a
                                 consulting firm, since 1977.
                                 Mr. Wehrli is also a director
                                 of Siliconix, Inc. and PECO
                                 Controls Co.

--------
(1) Member of Audit Committee
(2)Member of Compensation Committee

  There are no family relationships among any directors or executive officers of the Company.

  Under the Company's Bylaws, nominations for the election of Directors may be made by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive office not less than 60 days prior to the first anniversary of the day on which notice of the date of the prior year's annual meeting was mailed. Such stockholder's notice must set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned, written consent to be named as a nominee and to serve as a director of election, and any other information that would be required to be disclosed in solicitations of proxies for election of directors; and (b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder, and a description of any arrangements or understandings between the stockholder, the nominee and any other person relating to the nomination. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company has not received notice from any stockholder of the intent to nominate a person from the floor at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held five meetings during the fiscal year ended July 31, 1998. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves.

  The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of non-employee directors, which are identified in the list of directors under "Nominees" above. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Compensation Committee held four meetings during fiscal 1998. The Compensation Committee's functions are to review and approve salaries and incentive compensation of the executive officers of the Company, and to establish basic guidelines and generally review the Company's incentive compensation and benefit plans for all employees. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below.

  The Audit Committee held four meetings during fiscal 1998. The Audit Committee's functions are to review the annual financial statements of the Company, the results and the scope of the annual audit and the other services provided by the Company's independent accountants, and monitor the effectiveness of the Company's internal financial and accounting organization and controls and financial reporting.

DIRECTORS' COMPENSATION

  Employee directors (Messrs. Cooper and Suzuki) receive no additional compensation for service on the Board of Directors. Non-employee directors of the Company receive an annual retainer of $10,000. In addition, they receive $1,500 for each Board meeting and $500 for each Board committee meeting attended in person. Directors are also reimbursed for their expenses for each meeting attended in person and are eligible to participate in the Company's 1995 Directors' Stock Option Plan (the "1995 Directors' Plan").

  Under the terms of the 1995 Directors' Plan, upon appointment to the Board, each non-employee director receives a non-statutory option to purchase 8,000 shares of Common Stock (an "Initial Option"). These one-time grants vest in two installments, with half of the shares vesting on the first anniversary of the grant date and the other half vesting on the second anniversary of the grant date. In addition, during his or her tenure, each non-employee director receives an annual grant of an option to purchase 3,000 shares on each anniversary (an "Annual Option"). Annual Options vest in full on the first anniversary of the grant date. Under the 1995 Directors' Plan, each option's exercise price is 100% of the fair market value of the underlying shares on the grant date and its term is ten years.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation for services rendered to the Company in all capacities for the three fiscal years ended July 31, 1996, 1997 and 1998 by (i) the Company's Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 1998 exceeded $100,000.

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                                                       AWARDS
                                                                    ------------
                               ANNUAL COMPENSATION       OTHER       SECURITIES
   NAME AND PRINCIPAL         ---------------------     ANNUAL       UNDERLYING
        POSITION         YEAR SALARY($) BONUS($)(1) COMPENSATION($)  OPTIONS(#)   ALL OTHER($)
   ------------------    ---- --------- ----------- --------------- ------------  ------------
Stephen E. Cooper....... 1998  418,655    234,500       19,127(2)      80,000         2,000(3)
  Chairman of the Board, 1997  348,950    132,088        8,100(2)     100,000         2,000(3)
  President and Chief    1996  242,281    123,750        6,450(2)      44,000         2,387(3)
  Executive Officer

Paul A. Warkentin....... 1998  218,847     64,320        8,982(2)      90,000         1,498(3)
  Senior Vice President  1997  159,432     54,600        8,100(2)      40,000         1,470(3)
  and Chief Operating    1996  141,575     49,500        6,450(2)      15,000         1,158(3)
  Officer

William D. Cole(4)...... 1998  200,001     80,400        9,127(2)      10,000         1,711(3)
  Vice President, Sales  1997  202,187     80,400            0         16,000         1,442(3)
  and Customer Support   1996      --         --             0         70,000           --

Takeshi (John) Suzuki... 1998  175,027     55,551        7,920(5)         -- (6)     42,327(7)
  President, Etec Japan  1997  206,992     67,516            0         15,000        60,618(7)
                         1996  226,120     85,397            0         12,000        55,787(7)

Mark A. Gesley.......... 1998  179,617     64,320       10,240(2)      30,000           865(3)
  Vice President,        1997  161,060     54,600        8,100(2)      40,000           759(3)
  Technology Development 1996  120,251     26,322        7,395(2)      15,000         1,138(3)

--------
(1) Amounts paid in fiscal year 1998 in respect of fiscal year 1997 SMIP Bonus Plan.
(2) Represents medical reimbursement, car allowance and executive financial planning program payments.
(3) Represents contributions by the Company under its 401(k) plan.
(4) Mr. Cole commenced employment with the Company on July 29, 1996.
(5) Represents housing allowance payments.
(6) Mr. Suzuki received a stock option for 16,000 shares on August 8, 1998.
(7) Represents contributions by the Company to a plan which provides for payments to Mr. Suzuki during his retirement.

STOCK OPTIONS

  The following table summarizes options granted to the Named Officers during fiscal year 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK
                                                                                     PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                        FOR OPTION TERM(2)
                         ------------------------------------------------------- ---------------------------
                           NUMBER OF     % OF TOTAL
                          SECURITIES      OPTIONS
                          UNDERLYING     GRANTED TO
                            OPTIONS      EMPLOYEES    EXERCISE PRICE  EXPIRATION
  NAME                   GRANTED(#)(1) IN FISCAL YEAR PER SHARE($/SH)    DATE        5%($)        10%($)
  ----                   ------------- -------------- --------------- ---------- ------------- -------------
Stephen E. Cooper.......    80,000         7.27%           34.38        6/1/08       1,729,060     4,382,392
Paul A. Warkentin.......    40,000         3.64%           59.88        9/4/07       1,506,328     3,817,332
                            50,000         4.55%           34.38        6/1/08       1,080,663     2,738,995
William D. Cole.........    10,000          .91%           34.38        6/1/08         216,133       547,799
Takeshi (John) Suzuki...       --           -- %             --            --              --            --
Mark A. Gesley..........    30,000         2.77%           34.38        6/1/08         648,398     1,643,397

--------
(1) Standard options are granted under the 1995 Omnibus Incentive Plan. The exercise price is the fair market value on the date of grant. Options vest 25% each year beginning one year from the date of grant and expire 10 years from the date of grant. Options are exercisable for 60 days after a termination to the extent vested at that time. All options outstanding will vest in the event of Stockholder approval of a merger or consolidation of the Company with, or the sale of substantially all the Company's assets to, any other person or corporation (except for a merger or consolidation in which at least 80% of the total voting power after such merger or consolidation was held by the same persons holding such voting power immediately prior to such merger or consolidation). Options are not transferable, except upon death by testamentary will or pursuant to the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, as defined by the U.S. Internal Revenue Code.
(2) Potential realizable value is calculated based on assumptions set forth in SEC rules and does not in any way represent the Company's estimate of future stock price. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option exercise price, no value will be realized from the option grant made to the Named Officer.

  The following table summarizes exercises of options during fiscal 1998 by the Named Officers and the value of options held by each such person at the end of fiscal 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                             SHARES                        JULY 31, 1998(#)         JULY 31, 1998($)(2)
                            ACQUIRED        VALUE      ------------------------- -------------------------
          NAME           ON EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------- -------------- ----------- ------------- ----------- -------------
Stephen E. Cooper.......     26,357         949,296      55,143       188,000      640,479      552,750
Paul A. Warkentin.......     35,961       1,671,951      13,750       130,500       38,438      166,125
William D. Cole.........     17,500         676,979      21,500        57,000      196,875      393,750
Takeshi (John) Suzuki...      8,000         457,815      13,750        21,250      180,500      180,500
Mark A. Gesley..........      4,246         165,338      25,500        75,750      333,275      341,288

--------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2) Calculated on the basis of the fair market value of the underlying securities at July 31, 1998 ($33.75 per share) minus the exercise price.

EMPLOYMENT AGREEMENTS AND TERMINATION AGREEMENTS

  None of the Named Officers has an employment agreement with the Company, except Mr. Cooper, who is entitled to 26 weeks of salary continuance if the Company terminates his employment other than for cause.

PENSION AND LONG-TERM INCENTIVE PLANS

  The Company has no pension plans or long-term incentive plans for its executives. However, the Company makes an annual contribution to Mr. Suzuki's retirement plan pursuant to an agreement between the Company and Mr. Suzuki.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. William T. Siegle, Thomas
M. Trent and Robert L. Wehrli. None of these individuals were at any time during fiscal year 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  Until December 2, 1997, the Compensation Committee of the Company's Board of Directors (the "Committee") was comprised of three non-employee directors:
Messrs. Jack H. King, Thomas M. Trent and Robert L. Wehrli. Effective December 2, 1997, Mr. King left the Compensation Committee and was replaced by Mr. William T. Siegle. The Committee meets regularly, prior to scheduled meetings of the Board of Directors, and holds special meetings as required.

  The charter of the Compensation Committee is to provide guidance and leadership to the Chief Executive Officer and the Vice President of Corporate Services to enable them to design and implement executive compensation packages to enable the Company to attract and retain executive management. The primary role of the Committee is to review and approve the salary, bonus, stock options and other benefits, direct or indirect, of the Company's senior management.

 EXECUTIVE COMPENSATION OBJECTIVES

  The Company's major objectives in determining executive officer compensation are to:

  . Attract and retain key executive management and leadership to ensure the success of the Company;

  . Align executive compensation targets with the annual, as well as long-term, financial, operational and strategic objectives of the Company; and,

  . Reward key executives for their contribution to the long-term success of the Company by providing opportunities for them to acquire an ownership interest in the Company.

 COMPONENTS OF EXECUTIVE COMPENSATION

  The primary components of the Company's executive compensation package are base salary, annual cash incentives and long-term stock-based incentives.

  Base Salary. The base salary for executive officers of the Company takes into account individual performance, the scope of the executive officer's responsibilities and comparative compensation data for companies of a similar size and organizational structure that are located in the Northern California area ("Comparable Companies"). All of the Comparable Companies are included in the companies comprising the

Nasdaq Stock Market Index used in the Stock Price Performance Graph. In fiscal year 1998, certain executive officers received increases to their base salaries as a result of changes or increases in management responsibilities and to reflect adjustments to comparative market data.

  Annual Cash Incentives. The Company's Senior Management Incentive Plan ("SMIP") provides for annual cash bonuses that are earned according to a formula that was designed to reward key executive officers for meeting or exceeding certain established targets set by the Compensation Committee. For fiscal 1998, the key targets were earnings per share and customer satisfaction. The maximum payout under the SMIP is capped at twice each participant's targeted percentage of salary. The targeted percentage of salary ranges between 20% and 70%. Based on the Company's results during fiscal year 1998, the SMIP paid cash incentive compensation to executive officers in amounts ranging from 10% to 35% of the executive's base salary. These payments will be reflected in fiscal year 1999 compensation.

  The Compensation Committee approves the SMIP target financial, operational and performance objectives so that they are properly aligned with the performance of the Company. In addition, the Committee approves participation in the SMIP.

  Long-Term Stock-Based Incentives. Long-term stock-based incentives are provided through periodic stock option grants pursuant to the Company's 1995 Omnibus Incentive Plan. Such options are granted at an exercise price equal to the market price of the Company's outstanding shares on the date of the grant. The objective of these grants is to ensure that the interests and objectives of the executive officers are more closely aligned with the long-term interests and returns that will be realized by stockholders. The number of shares to be subject to an option is determined by the Committee after a review of grant levels of Comparable Companies. In awarding option grants, the Committee also considers the vesting schedule of an executive officer's current options. However, the Committee does not intend to adhere to any specific guidelines, and may elect to vary the size of an option grant to any executive officer in consideration of his or her overall option and compensation package.

 CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

  Chief Executive Officer compensation is comprised of the same components as the other executive officers' compensation: base salary, annual cash incentives and long-term stock-based incentives. The compensation payable to Mr. Stephen E. Cooper, the Chief Executive Officer, during fiscal year 1998, was determined by the Board of Directors in consideration of comparable base salary levels in effect for chief executive officers of Comparable Companies. Mr. Cooper's compensation package was designed to achieve two primary objectives: (1) to provide a base compensation level that is competitive with that paid to other chief executive officers of Comparable Companies according to the criteria described above, and (2) to base a significant portion of his compensation on the annual and long-term performance of the Company. The cash bonus paid to Mr. Cooper for the 1998 fiscal year, which has been paid in the 1999 fiscal year and will be reflected in the 1999 fiscal year compensation, was based on the Company's achievement of a 22% year-over-year increase in earnings per share and overall customer satisfaction. No dollar guarantee is provided going forward.

  Mr. Cooper received an increase in base salary from $350,000 in fiscal year 1997 to $420,000 in fiscal year 1998. The increase was to ensure a competitive base salary level. A stock option for an additional 80,000 shares of Common Stock was granted to Mr. Cooper on June 1, 1998 to bring his unvested option holdings to a level maintaining significant incentive for him to continue in the employment of the Company and to increase the Company's stock price.

 DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to a publicly-held company for certain compensation ("162(m) compensation") in excess of $1 million paid or accrued to certain executive officers in any year. The 162(m) compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed $1 million for any executive officer, and it is not expected that the 162(m) compensation paid in fiscal year 1999 will exceed the $1 million limit for any executive officer of the Company.

  Submitted by the Compensation Committee of the Company's Board of Directors:

    William T. Siegle (since December 2, 1997)
    Thomas M. Trent
    Robert L. Wehrli
    Jack H. King (until December 2, 1997)

                             CERTAIN TRANSACTIONS

  In fiscal 1997, the Company made loans to certain executive officers pursuant to the Company's Executive Loan Program. Of such loans, only one remained outstanding during any portion of fiscal year 1998. A loan in the amount of $100,000 was outstanding during all of fiscal year 1998 to Frank Abboud, Vice President of Product Development. Mr. Abboud's loan is due on April 30, 2002, bears an annual interest rate of 7.375% and is secured by a Deed of Trust on his principal residence.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and Hambrecht & Quist Semiconductor Index. The comparison assumes the investment of $100 on October 24, 1995 (the date the Company's Common Stock became registered under
Section 12 of the Securities Exchange Act of 1934) based on the closing price of such stock on the date of such initial public offering, and the assumption that dividends, if any, were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                      CUMULATIVE TOTAL RETURN
                        -----------------------------------------------
                        10/24/95      7/96           7/97         7/98
ETEC SYSTEMS, INC.      $100.00      $235.00        $542.50     $337.50
NASDAQ STOCK
  MARKET (U.S.)         $100.00      $104.71        $154.52     $182.37
HAMBRECHT & QUIST
  SEMICONDUCTORS        $100.00      $ 62.57        $156.33     $108.03

PROPOSAL 2--APPROVAL OF AN INCREASE IN SHARES UNDER THE 1995 OMNIBUS INCENTIVE
                          PLAN OF ETEC SYSTEMS, INC.

  Since 1995, the Company has provided stock options as an incentive to its employees to promote increased stockholder value. Management believes that stock options are one of the prime ways to attract and retain key personnel responsible for the continued development and growth of the Company's business, and to motivate all employees to increase stockholder value. In addition, stock options are considered a competitive necessity in semiconductor equipment and other high technology industries.

  The Company currently grants options to all employees worldwide upon initial hire, and periodically to key employees or in recognition of achievement of certain performance criteria. In the recent fiscal year, the Company experienced revenue growth from $240.9 million in fiscal 1997 to $288.3 million in fiscal 1998. Critical hires were made in finance, administration, engineering, service, manufacturing, operations, sales and marketing. Consequently, the number of employees during fiscal 1998 grew from 886 to 1,085 at fiscal year end. As a result of the increase in number of employees during fiscal year 1998, options to purchase 1,106,116 shares were granted from the 1995 Omnibus Incentive Plan (the "1995 Plan").

  The Company believes that the proposed increase in the number of shares available under the 1995 Plan will enable the Company to provide appropriate incentives to its current and future employees, and will be sufficient to meet the Company's option granting requirements for the next year.

PROPOSED AMENDMENT

  In September 1998, the Company's Board of Directors, subject to stockholder approval, adopted an amendment to the 1995 Plan to increase the number of shares reserved for issuance under the 1995 Plan from 2,975,000 shares to 3,975,000 shares. At the Annual Meeting, stockholders are being asked to approve the increase in shares reserved under the 1995 Plan.

The proposed amendment amends and restates Article 4.1 of the 1995 Omnibus Incentive Plan to read as follows:

  "ARTICLE 4. SHARES AVAILABLE FOR GRANTS

    4.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued Shares and Shares acquired in the open market. The aggregate number of Shares reserved for award as Restricted Shares, Stock Units, and Options shall be 3,975,000 Shares, provided that no more than 10% of the preceding amount may be awarded as Restricted Shares. Any Shares that have been reserved but not awarded as Restricted Shares, Stock Units, and Options during any calendar year shall remain available for award in any subsequent calendar year. The limitation of this Section 4.1 shall be subject to adjustment pursuant to Article 10."

VOTE REQUIRED

  The votes cast in favor of the increase in shares under the 1995 Plan at a duly held meeting at which a quorum is present must exceed the votes cast against such proposal in order to approve the amendment of the 1995 Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment to the 1995 Plan to increase the shares reserved thereunder by 1,000,000.

GENERAL

  The 1995 Plan provides an incentive to employees and consultants whose present and potential contributions are important to the continued success of the Company, affords them an opportunity to acquire a proprietary interest in the Company, and enables the Company to enlist and retain the best available talent for the conduct of its business. The 1995 Plan permits the granting of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), restricted stock (up to 10% of the total authorized shares under the 1995
Plan) and stock units. The Company does not currently have any specific plans to grant any awards under the 1995 Plan other than stock options.

ELIGIBILITY

  Awards may be granted under the 1995 Plan to employees (including officers and directors) and consultants of the Company and its subsidiaries. The 1995 Plan provides that NSOs may be granted to employees and consultants of the Company or any majority-owned subsidiary or other entity of the Company. ISOs may be granted only to employees of the Company or any parent or subsidiary of the Company.

  As of the Record Date, all employees of the Company worldwide, a total of 1,085 persons, are eligible for and have received stock option awards under the 1995 Plan. In addition, approximately 63 consultants are currently eligible for awards under the 1995 Plan, and nine consultants have received stock options.

ADMINISTRATION

  The 1995 Plan may be administered by the Board of Directors or by a committee of the Board (the "Administrator"), and is currently administered by the Compensation Committee, which is composed solely of non-employee directors, for grants of options to officers, and by the Stock Option Committee, for grants of options to non-officer, non-director employees and consultants. The Administrator has full power to select, among the employees and consultants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1995 Plan and to guidelines approved by the full Board of Directors. The interpretation and construction of any provision of the 1995 Plan by the Administrator shall be final and conclusive.

  In fiscal 1998, the Board of Directors amended the 1995 Plan to allow administration of the 1995 Plan for grants of options to non-officer, non-director employees by a one-person committee of the Board.

TERMS OF OPTIONS

  Vesting of restricted shares or stock options is specified in individual agreements. Stock options become immediately exercisable in the event of death or total and permanent disability. Vesting of stock options may be accelerated in the event of a merger, consolidation or sale of substantially all of the assets of the Company that constitutes a change in the control of the Company, or in the event of the employee's retirement or any other event, as determined by the Administrator.

  The Board of Directors has the discretion to grant NSOs under the 1995 Plan at an exercise price up to 15% below the fair market value of the Common Stock on the date of grant. No NSOs with exercise prices below fair market value have been granted to date. The exercise price of an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant, and if the ISO is granted to a holder of more than 10% of the voting power of the Company, not less than 110% of such fair market value. The maximum term of an ISO is ten years, or five years if the ISO is granted to a holder of more than 10% of the voting power of the Company.

SHARES UNDER THE PLAN

  At the Record Date, options to purchase 2,465,082 shares were outstanding under the 1995 Plan and options to purchase 259,604 shares had been exercised under the 1995 Plan. No restricted shares or stock units have been granted under the 1995 Plan. Excluding the 1,000,000 shares that have been approved by the Board but are subject to stockholder approval, there are currently 250,314 shares available for future grants under the 1995 Plan. If any restricted shares or options granted under the 1995 Plan are forfeited, then they will again become available for awards under the 1995 Plan.

TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP

  Under the 1995 Plan, ISOs may be exercised following an optionee's termination for a period of up to one year from the date of termination, if the termination was caused by death or disability, and up to 60 days from the date of termination if the termination was for any other reason. Subject to this limitation, the period of time during which an option may be exercised following an optionee's termination of employment or consulting relationship for any reason is as determined by the Administrator, but not longer than the term of the option.

WRITTEN AGREEMENTS

  All awards granted under the 1995 Plan are evidenced by a written agreement between the Company and the employee or consultant to whom such award is granted.

RIGHTS NONTRANSFERABLE

  Options granted pursuant to the 1995 Plan are non-transferable by the participant, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined by the Code. Options may be exercised, during the lifetime of the participant, only by the participant or by a permitted transferee.

USE OF STOCK FOR TAX WITHHOLDING

  The 1995 Plan permits participants to satisfy tax withholding obligations arising from the grant, vesting or exercise of options by surrendering shares of Common Stock already owned, or by directing the Company to withhold from the shares of Common Stock issued or issuable pursuant to the award in question that number of shares having a fair market value equal to the tax withholding liability as of the applicable tax date. All elections to utilize stock for tax withholding are subject to the approval of the Administrator.

CHANGE-IN-CONTROL PROVISIONS

  The Administrator may determine, at the time of granting an option or thereafter, that such option shall become fully exercisable as to all shares subject to such option in the event of a change in control of the Company. A change in control is defined as approval of a merger or consolidation of the Company with, or the sale of substantially all of the Company's assets to, any other person or corporation, except for a merger or consolidation that would result in the Company's voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 80% of the voting securities immediately after such merger or consolidation.

AMENDMENT AND TERMINATION

  The Board may amend, alter, suspend or discontinue the 1995 Plan at any time, but any such amendment, alteration, suspension or discontinuation shall not adversely affect any outstanding option under the 1995 Plan without the consent of the holder thereof. To the extent required to comply with applicable laws and regulations, the Company shall obtain stockholder approval of amendments to the 1995 Plan. Because the 1995 Plan permits the granting of ISOs, tax regulations require stockholder approval of any increase in shares under the 1995 Plan or any change in the class of persons eligible to receive awards under the 1995 Plan. The 1995 Plan will terminate by its terms on July 18, 2005.

  Subject to applicable laws and the specific terms of the 1995 Plan, the Administrator may accelerate any option or waive any condition or restriction pertaining to such option at any time. The Administrator may also substitute new options for previously granted options, for the same or a different number of shares and at the same or a different exercise price, provided that the Administrator may not alter or impair the rights of any optionee without his or her consent.

STOCK PRICE

  The closing price of the Company's Common Stock on the NASDAQ Stock Market on the Record Date was $26.75 per share.

FEDERAL TAX INFORMATION FOR STOCK OPTIONS

  An optionee will recognize no taxable income upon grant or exercise of an ISO under the 1995 Plan, unless the alternative minimum tax rules apply. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. Upon an optionee's sale or other disposition of the underlying shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option (the "statutory holding periods")), any gain or loss will be taxed to the optionee as long-term capital gain or loss. If the statutory holding periods are not satisfied (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

  An Optionee will not recognize any taxable income at the time he or she is granted an NSO under the 1995 Plan. However, upon exercise of the NSO, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction in the same amount, subject to certain limitations of Code Section 162(m) with respect to below market options. Upon an optionee's resale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

  The compensation income recognized upon exercise of an NSO by an optionee who is also an employee will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to satisfy the tax-withholding obligation, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of any NSO may, with the consent of the Administrator, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock previously owned by such person or shares issued upon exercise of the option. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

  In order for compensation in excess of $1 million realized by any of the Named Officers with respect to options granted under the 1995 Plan to be deductible by the Company, IRS regulations require, among other things, that the plan state a limit on the number of shares that can be granted to any one individual. The 1995 Plan has a limit of 100,000 shares subject to options per employee per fiscal year. While the Company does not expect to grant this number of options to an individual on a regular basis, the Company does expect that this would be the maximum number of options that would be necessary to recruit or retain any outstanding top executive.

PARTICIPATION IN THE 1995 PLAN

  The grant of options, stock units and restricted stock awards under the 1995 Plan to employees, including Named Officers, is subject to the discretion of the Board and the Administrator. As of the date of this proxy statement, there has been no determination by the Board or Administrator with respect to future awards under the 1995 Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the 1995 Plan.

  The following table sets forth information with respect to the grant of options to the Named Officers, to all current executive officers as a group, and to all other employees as a group during the last fiscal year.

                          1995 OMNIBUS INCENTIVE PLAN

NAME OF INDIVIDUAL OR                        OPTIONS   WEIGHTED AVERAGE EXERCISE
IDENTITY OF GROUP AND POSITION              GRANTED(#)   PRICE PER SHARE($/SH)
------------------------------              ---------  -------------------------
Stephen E. Cooper..........................   80,000             34.38
  Chairman of the Board, President and
   Chief Executive Officer
Paul A. Warkentin..........................   90,000             45.71
  Senior Vice President and Chief Operating
   Officer
William D. Cole............................   10,000             34.38
  Vice President, Sales and Customer
   Support
Takeshi (John) Suzuki......................        0                 0
  President, Etec Japan
Mark A. Gesley.............................   30,000             34.38
  Vice President, Technology Development
All current executive officers as a group
 (9).......................................  446,000             43.31
All other employees as a group.............  653,810             39.77

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2, APPROVAL OF AN INCREASE IN SHARES UNDER THE 1995 OMNIBUS INCENTIVE PLAN OF ETEC SYSTEMS, INC.

       PROPOSAL 3--TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Price- waterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended July 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company's financial statements since April 10, 1995.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3, THE RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS OF ETEC SYSTEMS, INC.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting and that the stockholder desires to have included in the Company's proxy statement must be received by the Secretary of the Company no later than June 25, 1999 in order that they may be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

  With respect to stockholder proposals that are not sought to be included in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting, the Company's Bylaws require that advance notice of such proposals be given to the Company no later than August 24, 1999. See "Other Matters" for a description of such Bylaw provision. Proposals received after that date will not be eligible to be raised or voted upon at the meeting.

                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1998, except that: (i) William
D. Snyder, Vice President Finance and Chief Financial Officer, filed his initial Form 3 report late, (ii) Takeshi (John) Suzuki, Director, filed a late Form 4 report for two transactions, and (iii) Mark Gesley, Vice President Technology Development, filed a late Form 4 report for one transaction.

                                 OTHER MATTERS

  The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Under the Company's Bylaws, commencing with the Company's 1999 Annual Meeting of Stockholders, in order to be deemed properly presented, notice must be delivered to, or mailed and received by, the Company not less than 60 days prior to the first anniversary of the day on which notice of the prior year's annual meeting was mailed to stockholders. The stockholder's notice must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address of the stockholder proposing such business; (c) a lawful representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the matter; (d) any material interest of the stockholder in such business; and (e) such other information with respect to such matter as would be required in a proxy statement soliciting proxies regarding such matter. The presiding officer of the meeting may refuse to acknowledge any matter for which notice was not provided in compliance with the foregoing procedure.

  Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                          By Order of the Board of Directors.

                                          /s/ W. RUSSELL WAYMAN

                                          W. Russell Wayman
                                          Secretary

Hayward, California
November 4, 1998

  UPON WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 26460 CORPORATE AVENUE, HAYWARD, CALIFORNIA 94545, ATTENTION: INVESTOR RELATIONS. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT AS OF OCTOBER 16, 1998, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                                                      4380-PS-98

                              ETEC SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                The undersigned hereby authorizes Stephen E. Cooper, W. Russell
P       Wayman, and Saul E. Arnold as Proxies with full power in each to act
R       without the other and with the power of substitution in each, to
O       represent and to vote all the shares of the stock the undersigned is
X       entitled to vote at the Annual Meeting of Stockholders of Etec Systems,
Y Inc. to be held on December 8, 1998 or at any postponement or adjournment thereof with respect to the matters set forth on the reverse side.

                This proxy will be voted in accordance with specifications made on the reverse side.

                IF YOU DO NOT INDICATE HOW YOU WISH THIS PROXY TO BE VOTED, THE PROXYHOLDERS WILL VOTE "FOR" ALL OF MANAGEMENT'S NOMINEES FOR DIRECTOR, "FOR" THE INCREASE IN SHARES UNDER THE 1995 OMNIBUS INCENTIVE PLAN, "FOR" THE RATIFICATION OF THE ACCOUNTANTS, AND IN THEIR DISCRETION ON SUCH OTHER MATTERS AS ARE PROPERLY BROUGHT BEFORE THE MEETING.





                                                                   -------------
                 (Continued and to be signed on the reverse side)  |SEE REVERSE|
                                                                   |   SIDE    |
                                                                   -------------

                      INSTRUCTIONS FOR VOTING YOUR PROXY


You may now vote your proxy 24 hours a day, seven days a week, through either a touch-tone telephone or the Internet. Etec Systems, Inc. encourages you to take advantage of these cost-effective and convenient ways to vote your shares for matters to be covered at the 1998 Annual Meeting of Etec Systems, Inc. To vote your proxy by telephone or the Internet, have your proxy card ready and then either...

        Dial the toll-free number...            1-888-xxx-xxxx

                or

        Point your browser to...                http://equiserve.com/proxy/


        Then... Enter the control number, when requested, and follow the simple instructions.

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.





                                                DETACH HERE



[X]  Please mark
     votes as in this
     example.


PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

1. Election of eight Directors.

                                                          MARK HERE
              FOR                  WITHHELD               FOR ADDRESS
              ALL                  FROM ALL               CHANGE AND
            NOMINEES               NOMINEES               NOTE BELOW
              [ ]                     [ ]                     [ ]


NOMINEES: Stephen E. Cooper, Takeshi (John) Suzuki, Edward L. Gelbach, John
--------
McBennet, William J. Ryan, William T. Siegle, Thomas M. Trent, Robert M. Wehrli


[ ] ____________________________________________________________________________
    For all nominees except as noted on the line above.

                --------------------
CONTROL NUMBER  |XXXX XXXX XXXX XXX|
                --------------------

2. To approve an amendment to the 1995 Omnibus Incentive Plan to increase the number of available shares by 1,000,000.

              FOR                   AGAINST                 ABSTAIN
              [ ]                     [ ]                     [ ]

3. To ratify the appointment of PricewaterhouseCoopers, LLP, as the Company's independent accountants.

              FOR                   AGAINST                 ABSTAIN
              [ ]                     [ ]                     [ ]

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.


This proxy should be signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.



SIGNATURE_______________________________________________ DATED__________________


SIGNATURE_______________________________________________ DATED__________________